Exhibit 1.3

                 Amendment to Restated Articles of Organization
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                        The Commonwealth of Massachusetts

_____________               MICHAEL JOSEPH CONNOLLY
Examiner                       Secretary of State
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
                              ARTICLES OF AMENDMENT      FEDERAL IDENTIFICATION
                   GENERAL LAWS, CHAPTER 156B, SECTION 72        NO. 04-2400797
                                                                    -----------



                       This certificate must be submitted to the Secretary of
                 the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
                 Section 114. Make check payable to the Commonwealth of
                 Massachusetts.
_____________    We, Philip R. McLoughlin, Vice President and Virginia Spencer,
Name             Clerk of INCOME AND CAPITAL SHARES, INC., located at Sullivan
Approved         & Worcester, c/o Virginia Spencer, One Post Office Square,
                 Boston, MA 02109 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on March 31, 1982, by vote of:

                 __1,154,881__ shares of ___Capital Stock___ out of
                 __the 1,510,011__ shares outstanding,
                                (Class of Stock)

                 _____________ shares of _______________ out of _______________
                 shares outstanding, and
                                (Class of Stock)

                 _____________ shares of _______________ out of _______________
                 shares  outstanding,
                                (Class of Stock)

                 CROSS OUT   being at least a majority of each type, class or
                 INAPPLI-    series outstanding and entitled to vote
                 CABLE       thereon:(1)
                 CLAUSE     [begin strike thru text]
                              being at least two thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:
                            [end strike thru text] (2)

                             VOTED: That Article 1 of the Fund's Restated Articles of Organization be, and it hereby is, amended to read as follows:

                                       "The name by which the corporation shall
                                     be know is P-C Capital Fund, Inc."


  C     [ ]   (1)  For amendments adopted pursuant to Chapter 156B, Section 70.
  P     [ ]
  M     [ ]   (2)  For amendments adopted pursuant to Chapter 156B, Section 71.

              Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate
              8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.
___________
P.C.
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The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this thirty-first day of March, in the year 1982.


/s/ Philip R. McLoughlin, Vice President
------------------------------------------------------------


/s/ Virginia Spencer, Clerk
------------------------------------------------------------
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                        THE COMMONWEALTH OF MASSACHUSETTS



                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72
               =================================================




      I hereby approve the within articles of amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 31st day of March, 1982.





                           /s/ Michael Joseph Connolly
                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State






                         TO BE FILLED IN BY CORPORATION

          PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

          TO:       Ms. Virginia Spencer c/o Sullivan & Worcester
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                    One Post office Square
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                    Boston, MA 02109
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                    Telephone: 338-2827
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